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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Novo Networks, Inc.
Jersey City, New Jersey


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43032) of our report dated September 1, 2000, except for Note 1(b), as to which the date is September 25, 2001, relating to the consolidated financial statements of Novo Networks, Inc. formerly eVentures Group, Inc. (the "Company") appearing in the Company's Form 10-K for the year ended June 30, 2000. We also consent to the reference to us under the caption "Experts" in the Re-offer Prospectus.




/s/  BDO SEIDMAN, LLP

BDO SEIDMAN, LLP

New York, New York
September 25, 2001